UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2020

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Emerald Financial Services, LLC (“EFS”), a 100% indirect subsidiary of H&R Block, Inc. (the “Company”), is party to a Program Management Agreement (the “PMA”) with Axos Bank (“Axos”), a subsidiary of Axos Financial, Inc., pursuant to which Axos offers certain financial products to H&R Block clients. EFS has the unilateral right to terminate the PMA in the event that (i) Axos’s assets exceed $10 billion as of December 31st, and Axos is no longer exempt from certain provisions of the Dodd-Frank Act known as the “Durbin Amendment,” and (ii) the parties do not execute an amendment to the PMA by the February 28th following such December 31st to compensate EFS for the reduction in interchange fees that EFS will receive due to the application of the Durbin Amendment. Axos’s assets exceeded $10 billion on December 31, 2019 and Axos and EFS did not execute an amendment by February 28, 2020, triggering EFS’s right to terminate the PMA on or after July 1, 2020. As a result, EFS has announced its intent to terminate the PMA on or after July 1, 2020.
In anticipation of the termination of the PMA, EFS has signed a letter of intent with MetaBank, N.A., a wholly-owned subsidiary of Meta Financial Group, Inc. (“Meta”), to (i) enter into a new multi-year program management agreement (a “New PMA”) pursuant to which Meta would offer certain financial products to H&R Block clients, and (ii) negotiate the transition of certain financial products under the PMA from Axos to Meta. If all agreements are entered into as contemplated, the Company would expect improved economics. The letter of intent is non-binding and no binding agreement will occur unless and until all required parties have negotiated, approved, executed, and delivered the appropriate definitive agreements. There is no guarantee as to whether or when we will enter into a New PMA with Meta or any agreement transitioning existing financial products to Meta from Axos, or what the final terms or structure of any such arrangements will be. The terms of a New PMA or transition agreements, or of any potential relationship with Meta or any other counterparty, will be subject to a number of contingencies, including the negotiation and execution of definitive agreements, regulatory approval, and the satisfaction of other customary closing conditions, as applicable under such agreements.
The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “may,” “expects,” “intends,” “intent,” or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive, and regulatory factors, many of which are beyond the

Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 in the section entitled “Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	May 15, 2020	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary